SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

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NXT
ENERGY EXPLORATION TECHNOLOGIES

April 30, 2003

To Our Shareholders:

I am pleased to invite you to attend the 2003 Annual Meeting of Shareholders of Energy Exploration Technologies to be held on Friday, June 20, 2003 at 10:00 a.m., Mountain Standard Time, at Phoenix Place, 3rd Floor, 840-7th Avenue SW, Calgary, Alberta, Canada.

In anticipation of the annual meeting, we enclose for your review a formal Notice of Annual Meeting and Proxy Statement, which describes the business to come before the meeting, and a proxy card. We also enclose a copy of our Annual Report on Form 10-K for our 2002 fiscal year, which provides additional current information relating to NXT and our business.

If you held our common stock as of the close of business on Wednesday, April 30, 2003, you will be entitled to vote at the annual meeting. The principal purpose of the annual meeting, as more particularly described in the enclosed Notice of Annual Meeting and Proxy Statement, is to re-elect five non-series 'A' directors to our board of directors and to ratify the appointment of our independent auditors. You should note that our board of directors unanimously recommends a vote for each of the nominated directors, as well as the other proposal.

Whether or not you plan to attend the annual meeting, it is important that your shares be represented and voted. For that reason we request that you submit your proxy as soon as possible. If you decide to attend the annual meeting, and desire to vote your shares personally, you will of course have that opportunity.

We would like to express our appreciation for your continued interest in NXT, and hope you can be with us at the annual meeting.

Sincerely,
/s/ George Liszicasz George Liszicasz Chief Executive Officer

Energy Exploration Technologies
Suite 700, Phoenix Place, 840-7th Avenue SW, Calgary, Alberta Canada T2P 3G2
Tel: 403.264.7020 Fax: 403.264.6442

NXT ENERGY EXPLORATION TECHNOLOGIES	2003 Annual Meeting Of Stockholders Notice Of Annual Meeting And Proxy Statement

Date and Time	Friday, June 20, 2003, at 10:00 a.m., Mountain Standard Time

Place	3rd Floor, Phoenix Place, 840-7th Avenue SW, Calgary, Alberta, Canada

Items of Business

- To elect five non-series 'A' directors to serve until the Annual Meeting of Shareholders to be held in the year 2004; and

- To ratify the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2003

Whom May Vote	You may vote if you are a holder of our common stock as of the record date for our annual meeting.

Record Date	Wednesday, April 30, 2003

Annual Report	Our 2002 Annual Report on Form 10-K, which is not a part of our proxy soliciting materials, is enclosed.

Voting By Proxy

Please submit a proxy as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions. Depending upon whether you are a shareholder of record or a beneficial owner, you may submit your proxy by the internet, by telephone, by facsimile or by mail. For specific instructions, please refer to the "Questions And Answers" section beginning on page * of this proxy statement and the instructions on the proxy card.

Mailing Date	This Notice of Annual Meeting and Proxy Statement and accompanying Proxy Card and Annual Report on Form 10-K are being distributed on or about May 8, 2003.

Energy Exploration Technologies
Suite 700, Phoenix Place, 840-7th Avenue SW, Calgary, Alberta Canada T2P 3G2
Tel: 403.264.7020 Fax: 403.264.6442

Questions And Answers

Q: Why Am I Receiving These Materials?

A: The board of directors of Energy Exploration Technologies, a Nevada corporation (sometimes referred to in these proxy materials as "we," "our company" or "NXT"), is providing these proxy materials to you in connection with our annual meeting of shareowners to be held on Friday, June 20, 2003. As a holder of record or beneficial owner of our NXT common stock (sometimes referred to in this proxy statement as our "common shares"), you are invited to attend the annual meeting and are entitled to and requested to vote on the proposals described in this proxy statement. If you are a holder of record or beneficial owner (sometimes referred to in these proxy materials as a "series 'A' preferred shareholders") of our series 'A' preferred stock (sometimes referred to in these proxy materials as a "series 'A' preferred shares") you are also invited to attend the annual meeting, although, as discussed below, there are no proposals scheduled to be voted on which require your vote. Moreover, our company, through distribution of these materials, is soliciting your proxy to vote your shares of the company at the Annual Meeting.

Q: What Information Is Contained In These Materials?

A: The information included in this proxy statement relates to the proposals to be voted on at the meeting and the voting process, as well as additional information concerning NXT we are required to give you under Securities and Exchange Commission regulations. We are also including with this proxy statement our annual report on Form 10-K for our fiscal year 2002, which includes an updated description of our business and our consolidated audited financial statements for our most recent fiscal year ended December 31, 2002.

Q: What Proposals Are Our Common Shareholders Entitled To Vote Upon At Our Annual Meeting?

A: There are two proposals scheduled to be voted on at the annual meeting by our common shareholders:
- the election of five non-series 'A' directors, whom we refer to in this proxy statement as our "common directors";
- the ratification of Deloitte & Touche LLP as our independent auditors for fiscal 2003.

Q: What Is NXT's Voting Recommendation?

A: Our board of directors recommends that you vote your shares "FOR" each of the five common director nominees to our board of directors and "FOR" the ratification of Deloitte & Touche LLP as our independent auditors for fiscal year 2003.

Q: What proposals are Our Series 'A' Preferred Shareholders Entitled To Vote Upon At Our Annual Meeting?

A: There are no proposals scheduled to be voted on at the annual meeting by our series 'A' preferred shareholders. While our series 'A' preferred shareholders are entitled to designate or appoint one or more directors under our articles of incorporation, whom we refer to in this proxy statement as our "series 'A' directors," they have advised us that they will take this action separately from our annual meeting.

Q: What Shares Can I Vote?

A: You may vote all of the common shares which you own as of the close of business on Wednesday, April 30, 2003, the record date for this annual meeting. These shares include:

- shares held directly in your name as the shareowner of record, and

- shares held for you as the beneficial owner through a stockbroker or bank.

Q: What Is The Difference Between Holding Shares As A Shareowner Of Record And As A Beneficial Owner?

A: Most NXT shareowners hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

- Shareowner Of Record: If your shares are registered directly in your name with our transfer agent and registrar, Jersey Transfer & Trust Co., you are considered to be the shareowner of record with respect to those shares, and these proxy materials are accordingly being sent directly to you. As the shareowner of record for these shares, you have the right to grant your voting proxy directly to NXT or to vote in person at the meeting. We have enclosed a proxy card for you to use.

- Beneficial Owner: If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee, which is considered the shareowner of record with respect to those shares. As the beneficial owner of these shares, you have the right to direct your broker how to vote and are also invited to attend the meeting. However, since you are not the shareowner of record, you may not vote these shares in person at the meeting. Accordingly, your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

Q: How Can I Vote My Shares In Person At The Meeting?

A: You may vote any shares which you hold directly in your name as the shareowner of record in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card and proof of identification.

Even if you currently plan to attend the annual meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q: Can I Vote My Shares Without Attending The Meeting?

A: You may vote any shares you hold without attending the annual meeting by granting a proxy for those shares or, if they are held in street name, by submitting voting instructions to your broker or nominee.

- Record Holder: In cases where you are the record holder of the shares, you should submit your proxy directly to NXT's stock transfer and registrar, Jersey Transfer & Trust Company, either by mail or by facsimile. Jersey Transfer & Trust Company's address is 201 Bloomfield Avenue, Verona, New Jersey, USA 07044, and its facsimile number is (973) 239-2361.

- Beneficial Owner: In cases where you are the beneficial holder of shares held in street name, you will be able to submit your proxy over the internet, by telephone, or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

By Internet: If you have internet access, you may submit your proxy from any location in the world by following the "Internet Vote" instructions on the proxy card.

By Telephone: If you live in the United States or Canada, you may submit your proxy by following the "Telephone Vote" instructions on the proxy card.

By Mail: You may do this by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it in the enclosed, postage prepaid and addressed envelope.

If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in "How Are Votes Counted?"

Q: Can I Change My Vote?

A: You may change your proxy instructions at any time prior to the vote at the annual meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

Q: How Are Votes Counted?

A: In the election of directors, you may vote "FOR" all of the nominees for which your class of NXT securities entitle you to vote, or your vote may be "WITHHELD" with respect to one or more of those nominees.

For the other proposals for which your class of NXT stock entitles you to vote, you may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," it has the same effect as a vote "AGAINST."

If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of our board of directors, i.e.:

- with respect to the election of common director nominees to our board of directors, "FOR" all of NXT's nominees; and

- with respect to the ratification of independent auditors for fiscal 2003, "FOR" the ratification of Deloitte & Touche LLP.

Each of our director nominees has consented to his nomination for election. Should any director nominee no longer remain a candidate at the time of our annual meeting, your proxy card will be voted for the election of a replacement nominee to be designated by our board of directors to fill that vacancy.

Q: What Is The Voting Requirement To Approve Each Of The Proposals?

A: The five persons receiving the highest number of "FOR" votes by the holders of our common stock will be elected to fill the common director positions.

All other proposals require the affirmative "FOR" vote of a majority of those shares present and entitled to vote. If you are a beneficial owner and do not provide the shareowner of record with voting instructions, your shares may constitute "broker non-votes" as that term is described in "Q: What Is The Quorum Requirement For The Meeting?" below. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

Q: What Does It Mean If I Receive More Than One Proxy Or Voting Instruction Card?

A: It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q: What Does It Mean If I Receive One Copy Of The Proxy Statement and Form 10-K But Multiple Proxies Or Voting Instruction Cards?

On December 4, 2000, the Securities and Exchange Commission adopted amendments to the proxy rules, permitting companies and intermediaries to satisfy the delivery requirements for proxy statements and information statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement or information statement to those shareholders unless we are otherwise advised by the shareholders. "Householding" as this is commonly known, reduces the amount of duplicate information that shareholders receive and lowers our printing and mailing costs.

If you received multiple copies of this information and, in future, wish to receive only a single copy, please forward a written request to the attention of our Corporate Secretary by either mail or fax to 840-7th Avenue SW, Suite 700, Calgary, Alberta, Canada T2P 3G2, fax (403) 264-6442.

If your household received a single copy of this information and you wish to receive multiple copies in the future, or if you would like to receive additional copies of this documentation prior to this year's annual meeting, please forward a written request to the attention of our Corporate Secretary by either mail or fax to 840-7th Avenue SW, Suite 700, Calgary, Alberta, Canada T2P 3G2, fax (403) 264-6442.

Q: Do I Need An Admission Ticket To Attend The Meeting?

A: All NXT shareholders are welcomed to attend our annual meeting. You will, however, be required to provide proof of identification if you are listed as a shareowner of record as of the record date (April 30, 2003), and desire to vote your shares at the annual meeting. If you hold your shares through a stockbroker or other nominee, you will also need to provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker or a copy of a brokerage statement showing your share ownership as of the record date.

Q: Where Can I Find The Voting Results Of The Meeting?

A: We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2003, which we expect to file with the Securities and Exchange Commission on or before August 14, 2003.

Q: What Happens If Additional Proposals Are Presented At The Meeting?

A: Other than the proposals described in this proxy statement, we do not expect any other matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holder, namely, Mr. George Liszicasz (our Chairman and Chief Executive Officer) and Mr. Donald Foulkes (a director), will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our board of directors.

Q: What Classes Of Shares Are Entitled To Vote At the Meeting?

A: Generally speaking, our common shareholders are entitled to vote on all matters that affect our company, with the exception of selected matters outlined in our articles of incorporation that are subject to the consent of or reserved for our series 'A' preferred shareholders. These matters generally relate to the appointment of one or more directors and actions that may adversely affect the rights and privileges reserved for that class of securities.

Each share of common stock outstanding as of the close of business on the record date (April 30, 2003) will be entitled to one vote on all proposals being voted upon at the annual meeting. As of the record date, there were 16,971,153 common shares and 800,000 series 'A' preferred shares outstanding.

Q: What Is The Quorum Requirement For The Meeting?

A: The quorum requirement for holding our annual meeting and transacting business is a majority of our common stock present in person or represented by proxy and entitled to be voted. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Abstentions are also counted as shares present and entitled to be voted. Broker non-votes, however, are not counted as shares entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted upon at the meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner, and the broker lacks discretionary voting power to vote those shares.

Q: Is Cumulative Voting Permitted For The Election Of Directors?

A: Cumulative voting does not apply to our annual meeting as we are not required under Nevada corporate law, and have not elected under our articles of incorporation or bylaws, to provide for cumulative voting.

Q: Who Will Count The Votes?

A: Jersey Trust and Transfer Co. will tabulate the votes.

Q: Who Will Bear The Cost Of Soliciting Votes For The Meeting?

A: NXT will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials which is estimated to be approximately $10,000. If you choose to access the proxy materials or vote over the internet, however, you will be responsible for any internet access charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors who will not receive any additional compensation for those solicitation activities. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareowners.

Q: May I Propose Actions For Consideration At Next Year's Annual Meeting Of Shareowners Or Nominate Individuals To Serve As Directors?

A: You may submit proposals for consideration at future shareowner meetings, including director nominations.

Nomination Of Director Candidates: You may propose common director candidates for consideration by our board of directors. Any recommendations for common director candidates should be directed to NXT's Corporate Secretary at our executive offices in Calgary, Alberta, Canada. In addition, our bylaws permit common shareowners to nominate directors at a shareowner meeting. In order to make a common director nomination at a shareowner meeting, it is necessary that you notify NXT not fewer than 120 days in advance of the day specified as the mailing date in our proxy statement for the prior year's annual meeting of shareowners. Thus, since May 8, 2003 is specified as the mailing date in this year's proxy statement, in order for any such nomination notice to be timely for next year's annual meeting, it must be received by NXT not later than January 8, 2004 (i.e., 120 days prior to May 8, 2004). In addition, the notice must meet all other requirements contained in our bylaws.

Any nomination for a common director nominee must contain the following information:

- the nominee's name, age, business address and residential address;

- the nominee's principal occupation or employment; and

- the number of shares of our common stock which the nominee beneficially owns.

No person may be elected as a common director unless he or she has been nominated by a holder of our common stock in the manner just described.

The power to nominate or appoint our series 'A' directors is reserved to the holder of our series 'A' preferred stock, and therefore cannot be nominated by our common shareholders.

Shareowner Proposals: In order for a shareowner proposal to be considered for inclusion in NXT's proxy statement for next year's annual meeting, we must also receive the written proposal no later than the previously noted January 8, 2004 date. These proposals must also comply with Securities and Exchange Commission regulations regarding the inclusion of shareowner proposals in company-sponsored proxy materials. Similarly, in order for a shareowner proposal to be raised from the floor during next year's annual meeting, we must receive written notice by no later than May 8, 2004 and shall contain such information as required under our bylaws.

We suggest that any nominations or proposals be submitted by certified mail-return receipt requested. NXT reserves the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

Copy Of Bylaw Provisions: You may contact NXT's Corporate Secretary at our headquarters for a copy of the relevant bylaw provisions regarding the requirements for making shareowner proposals and nominating common director candidates.

Q: How Are Transactions Denominated in Canadian Dollars Converted Into U.S. Dollars For Purposes Of This Proxy Statement?

A: All references to "dollars" in this proxy statement refer to United States or "U.S." dollars, unless specific reference is made to Canadian or "Cdn" dollars. Since compensation paid to NXT employees, as well as, a number of NXT transactions are effected in Canadian dollars, certain information contained in this proxy statement, principally salary amounts, have been converted into U.S. dollars in order to satisfy reporting rules. As a general rule of thumb, information relating to historical amounts paid over a period of time are converted at the average exchange rate for that period, while information relating to amounts that will be paid over a prospective period of time are converted at the exchange rate as of the date of this proxy statement or other indicated date.

Q: How Can I Get Further Information?

A: If you have questions or need more information about the annual meeting, please contact NXT investor relations at 840-7th Avenue SW, Suite 700, Calgary, Alberta, Canada T2P 3G2, telephone (403) 264-7020, fax (403) 264-6442, or via the internet at info@nxtenergy.com.

Any questions you may have relating to title to your securities or your address should be addressed to NXT's stock transfer and registrar, Jersey Transfer & Trust Co., 201 Bloomfield Avenue, Verona, New Jersey, USA 07044. You may also contact Jersey Transfer & Trust Co., by telephone or fax at (973) 239-2712 or (973) 239-2361, respectively.

Proposal No. 1: Election Of Common directors

There are five nominees for election to our board of directors as common directors this year, namely, Messrs. Donald Foulkes, Dennis Hunter, George Liszicasz, Douglas Rowe and Robert Van Caneghan. Information regarding the business experience of each of these nominees is provided below. The common directors are elected annually to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified. There are no family relationships among our executive officers and common directors except as described below.

The designated proxy holders will vote each proxy received from our common shareholders as directed on their proxy cards or, if no direction is made, for the five nominees named above. If any of these nominees should be unable or unwilling to serve, the discretionary authority granted to the proxy holders as provided in the proxy card will be exercised to vote for a substitute nominee designated by our board of directors. We have no reason to believe that any substitute nominee will be required.

The five nominees receiving the highest number of votes cast by our common shareholders will be elected to fill the five common director positions. The proxies cannot be voted for more than five nominees.

Donald E. Foulkes Age 54 Director since May 2002

Mr. Foulkes has been a director and the President of AltaCanada Energy Corp. (TSX:ANG), an oil and gas exploration company, since September 2002. Prior to joining AltaCanada, Mr. Foulkes had been the Chairman of the Board of Bushmills Energy Corp. (TSE:BSH), an oil and gas exploration company, since 2001. Mr. Foulkes was with Causeway Energy Corporation (TSE:CUW), an oil and gas exploration and production company, from 1995 to 2001, where he held the position of President from 1995 until 1998 when he became the Chief Executive Officer. From 1992 to 1995, Mr. Foulkes was the President of Highridge Exploration Ltd. (TSE:HRE) and from 1988 to 1992, he was the President of Union Pacific Resources Inc., a private oil and gas company. Mr. Foulkes serves as a board member on our two Canadian subsidiaries, NXT Energy Canada, Inc. and NXT Aero Canada, Inc., as well; he also serves as a board member of 669677 Alberta Ltd., a private company.

Mr. Foulkes is a professional geologist and received a Bachelor of Science degree in Geology from the University of Calgary in 1970.

Mr. Foulkes sits on both our Audit Committee and our Compensation Committee.

Dennis Hunter Age 61 Director since September 1998

Mr. Hunter is an entrepreneur who splits his time equally between private investment activities and real estate development and management. Since 1973, Mr. Hunter has been President and Chairman of the Board of Investment Development Management Corporation, which acquires, constructs, manages, develops and sells properties in California, Oregon and Nevada. Mr. Hunter has also been Chairman of the Board since 1992, and Vice Chairman of the Board from 1984, of Northern Empire Bancshares, a holding company of Sonoma National Bank, of which Mr. Hunter was a founder in 1982. Mr. Hunter has also been a director, since 1988, of Northbay Corporation, a private holding company in the solid waste industry with 35 companies in solid waste hauling, transfer stations, portable toilets, land fill operations and real property ownership. Mr. Hunter is also the trustee and an investment strategist for five charitable remainder trusts collectively holding over $30 million in net assets. Mr. Hunter sits on the board of directors of our two US subsidiaries, NXT Aero USA, Inc. and NXT Energy USA, Inc.

Mr. Hunter received his Bachelor of Arts degree in Economics from California State University Sacramento.

Mr. Hunter has served on our Compensation Committee since February 2000.

George Liszicasz Age 50 Director and Chief Executive Officer since January 1996

Mr. Liszicasz is the inventor of the SFD technology and has been our Chairman and Chief Executive Officer since inception. Mr. Liszicasz was appointed our interim President and interim Chief Financial Officer in July 2002. Mr. Liszicasz's primary responsibilities, as the Chief Executive Officer, interim President and interim Chief Financial Officer, are to ensure the smooth running of the day-to-day operations and to further develop our SFD technology. Prior to founding NXT, Mr. Liszicasz was Vice President of Susa Petroleum Inc. from 1993 to 1994. From 1987 to 1995, Mr. Liszicasz was President of Owl Industries Ltd., a developer of electronic controlling devices, where he had both engineering and business responsibilities. Mr. Liszicasz serves as a board member of each of our four subsidiaries; NXT Energy Canada, Inc., NXT Energy USA, Inc., NXT Aero Canada, Inc. and NXT Aero USA, Inc.

Mr. Liszicasz studied electronics and general sciences at the University of British Columbia and obtained a High Voltage Controls and Station Operations degree in Electronics from the Landler Jeno Technitken in Hungary in 1973.

Douglas Rowe Age 60 Director since May 2002

Mr. Rowe has been the President, Chief Executive Officer and a director of Birch Mountain Resources Ltd.(TSX:BMD; OTCBB:BHMNF), a Canadian junior mineral exploration company, since 1994. Prior to that he was Chairman and President of Brougham Geoquest, Ltd., a company engaged in mineral exploration, from 1986 to 1993, and Brougham Energy Corporation, a company engaged in oil and gas exploration and development, from 1984 to 1986. Mr. Rowe also sits on the board of directors of our two Canadian subsidiaries, NXT Aero Canada, Inc. and NXT Energy Canada, Inc.

Mr. Rowe is a professional engineer with a Bachelors of Science degree in Electrical Engineering from Queen's University which he obtained in 1967 and has over 30 years of industry experience.

Mr. Rowe is chairman of our Compensation Committee.

Scott R. Schrammar Age 52 Corporate Secretary since September 2002

Mr. Schrammar is a retired businessman who has over 13 years of business law and stock brokerage experience. From 1989 to 1992, Mr. Schrammar was an independent trader at the American Stock Exchange. From 1983 to 1988, he was Head Floor Broker for Moseley, Hallgarten, Estabrook and Weeden at the American Stock Exchange. Mr. Schrammar is the Corporate Secretary of all of our subsidiaries.

Mr. Schrammar graduated Summa Cum Laude from the City University of New York with his Bachelor degree in Psychology in 1974 prior to continuing his studies at the Brooklyn Law School and receiving his Juris Doctor Degree in 1978.

Robert Van Caneghan Age 55 Director since May 2002

Mr. Van Caneghan is a retired businessman who has over 25 years of experience as a market maker and specialist broker. From 1984 to 1994, he was a principal of Micilli-Van Caneghan, a specialist firm located on the AMEX floor. Mr. Van Caneghan was also a member of the American Stock Exchange Board of Governance from 1988 to 1994. Mr. Van Caneghan currently is a board member of our two U.S. subsidiaries, NXT Energy USA, Inc. and NXT Aero USA, Inc. and of the Financial Resources Federal Credit Union.

In 1969, Mr. Van Caneghan graduated from Wagner College with a Bachelor of Science in Economics. He then obtained a Masters Degree in Finance from the New York University Stern School of Business in 1974. Mr. Van Caneghan attended Brooklyn Law School where he graduated with a Juris Doctor degree in 1978.

Mr. Van Caneghan is a member of our Audit Committee.

Our board of directors recommends to our common shareholders that you vote "FOR" the election of Messrs. Foulkes, Hunter, Liszicasz, Rowe and Van Caneghan as our five common directors. Proxies solicited by our board of directors will be so voted unless the common shareholder tendering the proxy specifies otherwise.

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Proposal No. 2: Ratification of Appointment of Independent Auditors

Our board has approved the appointment of Deloitte & Touche LLP as our independent auditors for our 2003 fiscal year. Since we believe it is important for NXT to receive your input on our selection of independent auditors for our company that appointment is being presented to you for ratification.

Auditor History

On July 9, 2002, our board of directors accepted the resignation of Arthur Andersen LLP Canada, otherwise referred to as Andersen, as our independent auditors. The resignation was tendered as Andersen was no longer able to fulfill its responsibilities to NXT due Andersen ceasing operations. Andersen audited our consolidated financial statements for our two most recent years ended December 31, 2001.

The report of Andersen accompanying the audited financial statements for our two most recent years ended December 31, 2001 was not qualified or modified as to audit scope or accounting principles and did not contain an adverse opinion or disclaimer of opinion.

During our two most recent years ended December 31, 2001, and also during the subsequent interim period through the date of resignation, there were (1) no disagreements between us and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure; (2) no reportable events as such term is defined by paragraph (a)(1)(v) of Item 304 of Regulation S-K promulgated by the Securities and Exchange Commission; and (3) no matters identified by Andersen involving our internal control structure or operations which was considered to be material weakness.

On July 9, 2002, our board of directors appointed D & T as our new independent accountants.

During our two most recent years ended December 31, 2001, and also during the subsequent interim period prior to the appointment of D & T, we did not consult with D & T regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of opinion that might be rendered regarding our financial statements, nor did we consult with D & T with respect to any accounting disagreement or any reportable event as such term is defined by paragraph (a)(1)(v) of Item 304 of Regulation S-K.

Prior to the appointment of Andersen as our independent auditor, D & T acted as our independent auditor for the two years ended December 31, 1999, and also during the subsequent interim period through the date of their resignation in June 2000. The resignation was tendered in anticipation of a conflict of interest that would arise under the rules of the Securities and Exchange Commission governing the independence of auditors as a consequence of a pending marriage between a sibling of NXT's controller and a partner in D & T's Calgary office. Prior to the transaction between Andersen and D & T, both auditing firms reviewed the potential conflict of interest outlined above and concluded that under the recently amended Securities and Exchange Commission's rules governing independence of independent auditors, a conflict of interest no longer existed.

The report of D & T accompanying the audited financial statements for our two years ended December 31, 1999 was not qualified or modified as to audit scope or accounting principles and did not contain an adverse opinion or disclaimer of opinion.

During our two years ended December 31, 1999, and also during the subsequent interim period through the date of resignation, there were (1) no disagreements between us and D & T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure; (2) no reportable events as such term is defined by paragraph (a)(1)(v) of Item 304 of Regulation S-K; and (3) no matters identified by D & T involving our internal control structure or operations which was considered to be material weakness.

We expect a representative of Deloitte & Touche LLP will attend the annual meeting, and we will extend the opportunity to the representative to make a statement if he or she desires to do so. This representative will also be available to answer any questions you may have.

Summarized below is the aggregate amount of professional fees billed by Deloitte & Touche LLP with respect to fiscal 2002:
Audit Fees:	$23,565
Financial information systems design and implementation fees:	0
All other fees	1,610
Total	$25,175

You should note that your ratification of our selection of Deloitte & Touche LLP as our independent auditors for our 2003 fiscal year is advisory only and not binding upon NXT, although our audit committee will seriously consider your objections in not ratifying the appointment. Even if our audit committee were to seek other independent auditors as a consequence of your objections, it is likely, because of the difficulty and expense of making any change in independent auditors so long after the beginning of the current year, that the appointment of Deloitte & Touche LLP would stand for our 2003 fiscal year unless the audit committee were to find other good reason to make a change. Our audit committee also reserves the right to engage any other independent auditors at any time, notwithstanding your ratification of Deloitte & Touche LLP as our independent auditors for fiscal 2003, should it deem it to be in the best interests of NXT and its shareholders.

Our board of directors recommends that you vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for our 2003 fiscal year. Proxies solicited by our board of directors will be so voted unless the holder of common stock tendering the proxy specifies otherwise.

Board Of Directors

Our board of directors was comprised of five directors for most of fiscal 2002, and they held six meetings during the 2002 fiscal year. No director attended less than 80% of the total number of those meetings. Our board of directors also approved three additional corporate matters during fiscal 2002 through unanimous written consents.

Our bylaws permit our board of directors to fix the number of its authorized members from three to eleven. At present, our board of directors consists of five members, of which five members are "common directors" appointed by our common shareholders, and there are currently no members designated as "series 'A' directors" which are appointed by our series 'A' preferred shareholders. This classification of our board of directors was effectuated pursuant to an amendment to our articles of incorporation made in connection with the private placement in April 1998 of 800,000 shares of our series 'A' preferred stock.

Specifically, our articles of incorporation were amended to provide that our common shareholders would retain the exclusive right to elect all members of our board of directors, unless there are 400,000 or more shares of our series 'A' preferred stock outstanding, in which case our series 'A' preferred shareholders would have the right to appoint one or more additional directors. The number of directors which our series 'A' preferred shareholders may elect under such circumstances would, when aggregated with the number of common directors, equal one-sixth of such aggregated number of directors (or such minimum whole number in excess of one-sixth in the event such number of aggregated directors is not a multiple of six).

Our articles of incorporation specifically provide that our common shareholders shall have no right to vote for the series 'A' directors, and our series 'A' preferred shareholders shall have no right to vote for the common directors. The removal of any series 'A' directors shall require only the affirmative vote of holders of a majority of the then outstanding shares of our series 'A' preferred stock. The vacancy of any series 'A' director position, from whatever cause, shall require only the affirmative vote of holders of a majority of the then outstanding shares of our series 'A' preferred stock.

Thusly, the appointment or designation of any series 'A' director(s) will not be taken at our annual meeting, but instead will be taken by exclusive action by the holder of our series 'A' preferred stock.

The nominees of our series 'A' preferred shareholders for the series 'A' director positions must be persons reasonably acceptable to our then serving common directors.

Standing Board Committees

Our board of directors has established two committees, a Compensation Committee and an Audit Committee.

Due to changes in our board and management in 2002, our Compensation Committee consisted of only Mr. Hunter until July 9, 2002, when our board of directors appointed Messrs. Foulkes and Rowe to join Mr. Hunter on the Compensation Committee. All three members of the committee are independent within the meaning of the rules of Nasdaq, the New York and American Stock Exchanges and the Securities and Exchange Commission. Our Compensation Committee reviews and makes recommendations with respect to the compensation of NXT's executive officers, and also administers NXT's various stock plans. The Compensation Committee held two meetings during our 2002 fiscal year. Messrs. Foulkes and Rowe attended both meetings and Mr. Hunter attended neither.

Due to changes in our board and management in 2002, our Audit Committee had no members from May 9, 2002 to July 9, 2002 when the Board of Directors appointed Messrs. Foulkes and Van Caneghan to the committee. The Audit Committee's duties, as outlined in its charter, include recommending to our board of directors the engagement of our independent auditors, reviewing the results of the auditor's examination of our periodic financial statements, and determining the independence of those accountants. The Audit Committee held two meetings after the appointment of Messrs. Foulkes and Van Caneghan at which both members of the committee were present. Messrs. Foulkes and Van Caneghan are considered "independent" within the meaning of the rules of Nasdaq, the New York and American Stock Exchanges and the Securities and Exchange Commission, however the board of directors has determined that neither of them qualify as a audit committee financial expert. Currently, there are no board members that would qualify as a financial expert.

Compensation Of Our Directors

NXT's practice to date in compensating directors has been to grant options to selected directors in lieu of monetary compensation for serving on our board of directors, although we do cover some out of pocket expenses incurred by members of the board in connection with their services. Summarized below are options granted to date to our current board members for serving in that capacity:

-

On May 20, 1997, NXT granted stock options to Mr. Liszicasz entitling him to purchase 45,000 shares of our common stock. The exercise price for the options was $5.25 per share which corresponded with the trading price of the common stock as of the date of grant. The options were subject to vesting conditions based upon continued performance of services as a director, pursuant to which one-third of the granted options vested on the date of grant, and one-third of the granted options would prospectively vest on each of the first and second anniversaries of the date of grant, respectively. All of these options are fully vested as of the date of this proxy statement with 30,000 of these options set to expire in May of 2003. Each vested increment of the noted options expires five years from date of vesting, except that vested options expire, if earlier, one year after the date on which a director's service is terminated. On January 3, 2001 as part of a broader arrangement for all of our then serving employees, our Board approved the cancellation of the foregoing outstanding options, and the grant of new options to Mr. Liszicasz on the same terms (including number of shares, vesting, term and lapse) as the original grant, with the exception of the exercise price, which would be fixed at the closing price for our common stock as of the close of business on July 5, 2001 (subsequently fixed at $2). On March 27, 2003, NXT granted stock options to Mr. Liszicasz entitling him to purchase 30,000 shares of our common stock. The exercise price for the options was $0.14 per share which corresponded with the closing price of our common stock on the date of grant. The options were subject to vesting conditions based upon continued performance of services as a director, pursuant to which one-third of the granted options vested on the first through third anniversaries of the date of grant. These options expire on March 27, 2008.

-

On February 15, 2000, we granted 15,000 options to Mr. Hunter as compensation for his prospective services as a member of our board of directors for the next three years commencing from the date of grant. The purchase price for these options were fixed at $28.75 per share, reflecting the closing trading price of our common stock on the date of grant. On April 17, 2000, we granted an additional 30,000 options to Mr. Hunter as additional compensation for his prospective services as a member of our board of directors for the next three years commencing from the date of grant. The purchase price for these options were fixed at $26.25 per share, reflecting the closing trading price of our common stock on the date of grant. These options also vest in equal increments on the first through third anniversary dates of the date of grant, respectively, based upon continued provision of services as a director, and lapse, if unexercised, five years after the vesting date, unless the optionee's status as a director is terminated, in which case they lapse two years from date of vesting. On January 3, 2001 as part of a broader arrangement for all of our then serving employees, our Board approved the cancellation of the foregoing outstanding options, and the grant of new options to Mr. Hunter on the same terms (including number of shares, vesting, term and lapse) as the original grant, with the exception of the exercise price, which would be fixed at the closing price for our common stock as of the close of business on July 5, 2001 (subsequently fixed at $2). On August 13, 2002, a further 20,000 options were granted to Mr. Hunter in recognition of continued service on the board of directors. The purchase price for these options was fixed at $0.38 per share, reflecting the closing price of our common stock on the date of grant. These options vest in equal increments on the first through third anniversary dates of the date of grant, respectively, based upon continued provision of services, and lapse, if unexercised, five years after the date of grant, unless the optionee's status as a director is terminated, in which case they lapse on the thirtieth day following the date of termination.

-

On August 13, 2002, 40,000 options were granted to Mr. Foulkes as compensation for his prospective services as a member of our board of directors for the next three years. The purchase price for these options was fixed at $0.38 per share, reflecting the closing price of our common stock on the date of grant. These options vest in equal increments on the first through third anniversary dates of the date of grant, respectively, based upon continued provision of services, and lapse, if unexercised, five years after the date of grant, unless the optionee's status as a director is terminated, in which case they lapse on the thirtieth day following the date of termination.

-

On August 13, 2002, 30,000 options were granted to Mr. Rowe as compensation for his prospective services as a member of our board of directors for the next three years. The purchase price for these options was fixed at $0.38 per share, reflecting the closing price of our common stock on the date of grant. These options vest in equal increments on the first through third anniversary dates of the date of grant, respectively, based upon continued provision of services, and lapse, if unexercised, five years after the date of grant, unless the optionee's status as a director is terminated, in which case they lapse on the thirtieth day following the date of termination. On September 20, 2002, a further 10,000 options were granted to Mr. Rowe based on the same terms and conditions as the options issued on August 13, 2002 with the exception of the purchase price. The purchase price for these options was fixed at $0.29 per share, reflecting the closing price of our common stock on the date of grant.

-

On August 13, 2002, 30,000 options were granted to Mr. Van Caneghan as compensation for his prospective services as a member of our board of directors for the next three years. The purchase price for these options was fixed at $0.38 per share, reflecting the closing price of our common stock on the date of grant. These options vest in equal increments on the first through third anniversary dates of the date of grant, respectively, based upon continued provision of services, and lapse, if unexercised, five years after the date of grant, unless the optionee's status as a director is terminated, in which case they lapse on the thirtieth day following the date of termination.

Compensation Committee Interlocks And Insider Participation

The Compensation Committee of the board of directors reviews and recommends to the board of directors the compensation and benefits of all our executive officers and establishes and reviews general policies relating to compensation and benefits of our employees. None of our executive officers served as a director, executive officer or member of a compensation committee of another entity of which one of its executive officers served on our Compensation Committee. Except as described in "Certain Relationships and Related Transactions", no interlocking relationships exist between our board of directors or compensation committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

11 to 12

In the past, our board of directors has negotiated all executive salaries of our employees, including our Chief Executive Officer. Directors do not participate in approving or authorizing their own salaries as executive officers. Compensation for our Chief Executive Officer was determined by the Compensation Committee after considering his efforts in assisting in the development of our business strategy, the salaries of executives in similar positions and our general financial condition. The use of stock options and other awards is intended to strengthen the alignment of interests of executive officers and other key employees with those of our stockholders.

Business Experience Of Our Executive Officers

Set forth below are NXT's executive officers and a summary of their business experience:
George Liszicasz Age 50 Director and Chief Executive Officer since January 1996

Mr. Liszicasz is the inventor of the SFD technology and has been our Chairman and Chief Executive Officer since inception. Mr. Liszicasz was appointed our interim President and interim Chief Financial Officer in July 2002. Mr. Liszicasz's primary responsibilities, as the Chief Executive Officer, interim President and interim Chief Financial Officer, are to ensure the smooth running of the day-to-day operations and to further develop our SFD technology. Prior to founding NXT, Mr. Liszicasz was Vice President of Susa Petroleum Inc. from 1993 to 1994. From 1987 to 1995, Mr. Liszicasz was President of Owl Industries Ltd., a developer of electronic controlling devices, where he had both engineering and business responsibilities. Mr. Liszicasz serves as a board member of each of our four subsidiaries; NXT Energy Canada, Inc., NXT Energy USA, Inc., NXT Aero Canada, Inc. and NXT Aero USA, Inc.

Mr. Liszicasz studied electronics and general sciences at the University of British Columbia and obtained a High Voltage Controls and Station Operations degree in Electronics from the Landler Jeno Technitken in Hungary in 1973.

Scott R. Schrammar Age 52 Corporate Secretary since September 2002

Mr. Schrammar is a retired businessman who has over 13 years of business law and stock brokerage experience. From 1989 to 1992, Mr. Schrammar was an independent trader at the American Stock Exchange. From 1983 to 1988, he was Head Floor Broker for Moseley, Hallgarten, Estabrook and Weeden at the American Stock Exchange. Mr. Schrammar is the Corporate Secretary of all of our subsidiaries.

Mr. Schrammar graduated Summa Cum Laude from the City University of New York with his Bachelor degree in Psychology in 1974 prior to continuing his studies at the Brooklyn Law School and receiving his Juris Doctor Degree in 1978.

Ownership Of Our Stock

The following table sets forth certain selected information, computed as of the record date of April 30, 2003, about the amount and nature of our securities "beneficially owned" by the following persons as of that date:
-	each of our current directors and director-nominees;
-

each of our executive officers (the term "executive officer" is defined as our President, Secretary, Chief Financial Officer or Treasurer, any vice-president in charge of a principal business function such as sales, administration or finance, and any other person who performs similar policy making functions for our company);

-	each person who is a beneficial owner of more than 5% of any class of our outstanding securities with voting rights; and
-	the group comprised of our current directors, director-nominees and executive officers.

Voting by Directors and Executive Officers

It is anticipated that our directors and Named Executive Officers will vote FOR the election of director nominees as listed and FOR the ratification of the Board of Directors' selection of auditors. Such directors and executive officers, and their affiliates, hold 33.1% of the votes entitled to be cast at the Annual Meeting.

The information contained in the following tables was given to us by the individuals, our transfer agent or entities named. We believe that each of these individuals or entities has sole or shared investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.

	Stock
Name	Amount	% (1)

Directors & Officers
George Liszicasz (2) 383 Arbour Lake Way NE Calgary, Alberta T3G 4A2	5,235,268(3)	30.8%
Dennis R. Hunter Box 9069 Santa Rosa, CA 95405	406,266(4)	2.4%
Donald E. Foulkes 39 Pinnacle Ridge Dr. Calgary, Alberta T3Z 3N7	0	0%
Douglas Rowe 246 Artist View Way Calgary, Alberta T3N 3N1	0	0%
Robert Van Caneghan 123 Redcliff Road Staten Island, NY 10305	0	0%
Scott Schrammar 9438 US 19 North, PMB 210 Port Richey, FL 34668	0	0%
Current directors, director-nominees and executive officers, as a group	5,641,534(5)	33.1%

5% Shareholders
SFD Investment LLC c/o Stephens Group Inc. 2500-111 Center Street Little Rock, AR 72201	2,476,700(6)	12.8%
Stephens Group Inc. 2500-111 Center Street Little Rock, AR 72201	2,476,700(7)	12.8%
14
(1)

Rule 13d-3 under the Securities Exchange Act defines the term, "beneficial ownership". Under this rule, the term includes shares over which the indicated beneficial owner exercises voting and/or investment power. The rules also deem common stock subject to options currently exercisable, or exercisable within 60 days, to be outstanding for purposes of computing the percentage ownership of the person holding the options but do not deem such stock to be outstanding for purposes of computing the percentage ownership of any other person. The applicable percentage of ownership for each shareholder is based on 16,971,153 shares of common stock outstanding as of March 26, 2003, together with applicable options and Series A preferred shares for that shareholder. Except as otherwise indicated, we believe the beneficial owners of the common stock have sole voting and investment power over the number of shares listed opposite their names.

(2)	Executive officer.
(3)

Includes 5,062,490 shares of common stock directly by Mr. Liszicasz, 127,778 shares of common stock held by Irina Iascisina, Mr. Liszicasz's spouse and options exercisable within 60 days of March 26, 2003 to acquire 45,000 shares of common stock.

(4)	Includes 361,266 shares of common stock and options exercisable within 60 days of March 26, 2003 to acquire 45,000 shares of common stock.
(5)	Includes 5,551,534 shares of common stock and options exercisable within 60 days of March 26, 2003 to acquire 90,000 shares of common stock.
(6)

Includes 107,938 common shares held by SFD Investment LLC, and 800,000 Series A preferred shares convertible at any time to acquire 2,368,762 shares of common stock at a conversion rate of 2.96 common shares for each preferred share. SFD Investment LLC owns all the outstanding Series A preferred shares.

(7)

Stephens Group Inc. is the manager of both SFD Investment LLC and in that capacity indirectly holds (or in certain circumstances shares with the members of that company) voting and investment control of the NXT shares held by the limited liability company. Includes 107,938 common shares held by SFD Investment LLC and 800,000 Series A preferred stock, held by SFD Investment LLC which are convertible at any time to acquire 2,368,762 shares of common stock at a conversion rate of 2.96 common shares for each preferred share.

Summary Of Compensation Paid To Our Named Executive Officers

The following table shows the compensation paid over the past three years with respect to the following persons:
-	Our Chief Executive Officer;
-	Our four other most highly compensated executive officers (if any), whose annual salary and bonus exceeded $100,000 in the aggregate; and
-

Up to two additional individuals (if any) who would be included amongst our four other most highly compensated executive officers but for the fact that such individuals were not serving as an executive officer.

Long Term Compensation
		Annual Compensation		Awards	Payouts
Named Executive Officer and Principal Position	Year	Salary (1)	Bonus	Other(2)	Restric- ted Stock	Securities Underlying Options & SARs	Long Term Incentive Plan	All Other Compen- sation
George Liszicasz (7) Chief Executive Officer	2002 2001 2000	$83,671 164,474 166,958	--- --- ---	--- --- ---	--- --- ---	--- --- ---	--- --- ---	--- --- ---
Daniel C. Topolinsky (3) Former President and Chief Operating Officer	2002 2001 2000	$62,187 164,422 166,958	--- --- ---	--- --- ---	--- --- ---	--- --- 500,000 (6)	--- --- ---	--- --- ---
James R. Ehrets (4) Former Vice President Exploration (U.S.)	2002 2001 2000	$194,802 164,346 166,958	--- --- ---	--- --- ---	--- --- ---	--- --- 500,000 (8)	--- --- ---	--- --- ---
John M. Woodbury (5) Former Chief Financial Officer & General Counsel	2002 2001 2000	$90,209 144,276 144,842	--- --- ---	--- --- ---	--- --- ---	--- --- ---	--- --- ---	--- --- ---
15
(1)

NXT ordinarily pays salaries to our executive officers in Canadian dollars. The amounts shown as paid in this table have been converted into United States dollars based upon the average exchange rate for the year of payment used in preparing our consolidated financial statements.

(2)

Includes, among other things, perquisites and other personal benefits, securities or property which exceed in the aggregate the lesser of either $50,000 or 10% of the total annual salary and bonus reported for that year.

(3)	Mr. Topolinsky resigned as NXT's President and Chief Operating Officer and as a director of NXT effective April 19, 2002.
(4)

Effective March 1, 2002, Mr. Ehrets became NXT's Vice President Exploration (U.S.). Prior to that Mr. Ehrets was NXT's Executive Vice President of Operations. Mr. Ehrets' contract expired on October 31, 2002 and was not renewed.

(5)	Mr. Woodbury's contract expired on July 8, 2002 and was not renewed at that time.
(6)

Common share purchase options granted to Mr. Topolinsky in connection with his appointment to that office. As of the date of this annual report, Mr. Topolinsky has 270,000 outstanding options which are exercisable until April 19, 2004.

(7)	In January 2002, Mr. Liszicasz accepted a 50% reduction in his annual salary.
(8)

Common share purchase options granted to Mr. Ehrets in connection with his appointment to that office. As of the date of this annual report, Mr. Ehrets has 250,800 outstanding options which are exercisable until April 30, 2004.

Summary Of Stock Options And Stock Appreciation Rights Granted To Executive Officers

There were no grants to our executive officers of options to purchase our common shares or stock appreciation rights relating to our common shares during the 2002 fiscal year.

The following table sets forth information regarding stock option grants to our officers and directors as of April 30, 2003:

Individual Grants					Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted (1)	Exercise or Base Price ($/Sh)(2)	Expiration Date (mm/dd/yy)	5% ($)	10% ($)
Donald Foulkes	40,000	2.64%	0.38	08/13/07	4,199	9,280
Dennis Hunter	45,000 20,000	2.97% 1.32%	2.00 0.38	02/15/06 thru 04/17/08 08/13/07	24,865 2,100	54,946 4,640
George Liszicasz	45,000 30,000	2.97% 1.98%	2.00 0.14	05/05/03 thru 05/20/04 03/27/08	26,780 1,160	59,777 2,564
Douglas Rowe	30,000 10,000	1.98% 0.66%	0.38 0.29	08/13/07 09/20/07	3,150 801	6,960 1,770
Robert Van Caneghan	30,000	1.98%	0.38	08/13/07	3,150	6,960
Scott Schrammar	30,000	1.98%	0.14	03/27/08	1,160	2,564

(1)	Based on options exercisable to acquire a total 1,512,842 shares to executive officers, directors and employees.
(2)	The exercise price per share was equal to or greater than the fair market value of the common stock on the date of grant as determined by the board of directors.

The potential realizable value is calculated based on the assumption that the common stock appreciates at the annual rate shown, compounded annually, from the date of grant until the expiry of the term of the option. These numbers are calculated based on SEC requirements and do not reflect our projection or estimate of future stock price growth. Potential realizable values are computed by:

-	multiplying the number of shares of common stock subject to a given option by the exercise price;
-	assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire term of the option; and
-	subtracting from that result the aggregate option exercise price.

Summary Of Stock Options And Stock Appreciation Rights Exercised
By Executive Officers And Year End Balances

The following table provides certain information with respect to each of our executive officers in fiscal 2002 concerning any options to purchase our common shares or stock appreciation rights they may have exercised in fiscal 2002, and the number and value of their unexercised options as of December 31, 2002:

at December 31, 2002
Named Executive Officer	Shares Acquired On Exercise	Value Realized	Options at FY-End (Exercisable/Unexercisable)	Value of In-the-Money Options at FY-End (1) (2) (Exercisable/Unexercisable)
George Liszicasz	---	---	45,000 / 0	$0 / $0
Daniel C. Topolinsky (3)	---	---	270,000 / 270,000	$0 / $0
James R. Ehrets (4)	---	---	250,800 / 250,800	$0 / $0
John M. Woodbury (5)	---	---	33,167 / 33,167	$0 / $0

(1)	The dollar amount shown represents the difference between the fair market value of our common shares underlying the options as of the date of exercise and the option exercise price.
(2)

The dollar value provided represents the cumulative difference in the fair market value of our common shares underlying all in-the-money options as of December 31, 2002 and the exercise prices for those options. Options are considered "in-the-money" if the fair market value of the underlying common shares as of the last trading day in 2002 exceeds the exercise price of those options. The fair market value of our common shares for purposes of this calculation is $0.09, based upon the closing price for our common shares on December 31, 2002, the last trading day in 2002.

(3)

Mr. Topolinsky resigned as NXT's President and Chief Operating Officer and as a director of NXT effective April 19, 2002. He has two years to exercise any options that had vested prior to his resignation. All unvested options expired upon his resignation.

(4)

Effective March 1, 2002, Mr. Ehrets became NXT's Vice President Exploration (U.S.). Prior to that Mr. Ehrets was NXT's Executive Vice President of Operations. Mr. Ehrets' contract expired on October 31, 2002 and was not renewed. He has two years to exercise any options that had vested prior to the end of his contract. All unvested options expired at the end of his contract.

(5)

Mr. Woodbury's contract expired on July 8, 2002 and was not renewed at that time. He has two years to exercise any options that had vested prior to the end of his contract. All unvested options expired at the end of his contract.

Indemnification Of Directors, Officers And Others

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the company, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Employment Agreements With Our Executive Officers

Mr. Liszicasz is employed as our Chief Executive Officer under a five-year employment agreement entered into on December 1, 2002, which contains the following principal compensatory provisions:
-	An initial base salary of CDN $21,000 per month, with an automatic increase of 5% on each anniversary date. However, Mr. Liszicasz reduced his monthly salary to CDN $10,500.
-	An annual bonus equal to 5% of our "net income after taxes" in the event we earn more than $5 million in net income after taxes in any year.
-	An annual performance bonus, as determined in the sole discretion of our board of directors.

At the conclusion of his initial term, Mr. Liszicasz's employment agreement renews automatically each year for a successive one-year term, unless we or Mr. Liszicasz elects by a written, 60-day notice not to renew; or the agreement is terminated earlier in accordance with its terms.

Mr. Liszicasz's employment agreement provides for early termination in the case of any of the following events as defined in the employment agreement:
-	death or disability;
-	a "change in control" of NXT;
-	termination of employment by NXT for "cause;" or
-	termination of employment by Mr. Liszicasz for "good reason."

Under the employment agreement a "change in control" means any of the following:
-	an acquisition whereby immediately after such acquisition, a person holds beneficial ownership of more than 50% of the total combined voting power of our then outstanding voting securities;
-

if in any period of three consecutive years after the date of the employment agreement, the then incumbent members of our board of directors cease to constitute a majority of the board for reasons other than voluntary resignation, refusal by one or more members of our board of directors to stand for election, or removal of one or more board member for good cause; or

-

our board of directors or shareholders approve a merger, consolidation or reorganization of NXT; the complete liquidation or dissolution of NXT; or the agreement for the sale or other disposition of all or substantially all of NXT's assets.

In general, where a termination is for death, disability, "cause" or by Mr. Liszicasz without "good reason", Mr. Liszicasz's compensation allowances and benefits will accrue only through the effective date of the termination. However, where a termination is due to a "change in control", without "cause", or Mr. Liszicasz for "good reason", the employment agreement provides that we will pay compensation and certain allowances and benefits to Mr. Liszicasz through the end of the then applicable term.

Legal Proceedings

On November 27, 2002, we were served a Statement of Claim which had been filed on November 25, 2002, in the Court of Queen's Bench of Alberta, Judicial District of Calgary (Action No. 0201-19820), naming Energy Exploration Technologies Inc. and George Liszicasz as defendants. Mr. Dirk Stinson, the plaintiff, alleges that NXT failed to pay him compensation under a consulting agreement and further alleges that NXT, without lawful justification, obstructed Mr. Stinson from trading his shares of NXT. Mr. Stinson is seeking, among other things, damages in the amount of $1,614,750 and an injunction directing NXT to instruct our transfer agent to immediately remove the legend from Mr. Stinson's shares. On December 10, 2002, we filed our Statement of Defence and are awaiting on the Plaintiff to take further action on this matter. At the time of the filing of this suit, Mr. Stinson was a major shareholder of our common stock. He is a past President and director of NXT and is currently a director and shareholder of Momentum Resources.

We believe the claim against us is without merit and intend to vigorously defend ourselves against the claim and will seek an expeditious dismissal of the claim.

On March 18, 2003, we were served a Statement of Claim which had been filed on March 14, 2003, in the Court of Queen's Bench of Alberta, Judicial District of Calgary (Action No. 0301-04309), naming Glen Coffey, Murray's Aviation Repairs (1980) Ltd., Energy Exploration Technologies, its wholly-owned subsidiary, NXT Energy Canada, Inc., Dennis Wolsky, as Administrator of the Estate of Jerry Wolsky, deceased and Embassy Aero Group Ltd. as defendants. Tops Aviation Ltd., Spartan Aviation Inc. and John Haskakis (the "Plaintiffs") allege that the defendants were negligent and in breach of a Ferry Flight Contract between one or some of the defendants and one or some of the Plaintiffs under which Mr. Jerry Wolsky was to deliver a Piper Twin Comanche aircraft to Athens, Greece. The aircraft crashed in Newfoundland enroute to Athens killing Mr. Wolsky. The Plaintiff is seeking, among other things, damages in the amount of $450,000 Cdn for loss and damages to the aircraft and cargo; and damages in respect to search and rescue expenses, salvage, storage, transportation expenses and pollution and contamination expenses.

Neither we nor our subsidiary, NXT Energy Canada, Inc., were parties to the Ferry Flight Contract. We believe the claim against us and our subsidiary is without merit and intend to vigorously defend ourselves against the claim and will seek an expeditious dismissal of the claim.

Report Of Compensation Committee On Executive Compensation

The following is the report from the compensation committee of our board of directors, which is comprised of Messrs. Hunter, Rowe and Foulkes. Messrs. Foulkes and Rowe were appointed to the committee on July 9, 2002. The compensation committee reviews and makes recommendations with respect to compensation of NXT's executive officers and directors, and also administers certain elements of our various stock plans. This report addresses:
-	our compensation policy as it relates to NXT's executive officers and key professionals; and
-	the rationale for compensation paid and prospectively payable to NXT's principal executive officer for fiscal 2002, Mr. George Liszicasz, our Chief Executive Officer, under his employment agreement.

Compensation Committee Report

Compensation Policies

For NXT to progress beyond the development stage and to maximize the hydrocarbon revenue-generation potential afforded by our SFD technology, it is necessary for NXT to attract superior executives and key professionals from both the oil & gas exploration and technology sections with the level of skill, knowledge, effort and responsibility necessary to address the issues and strategies unique to NXT and its business plan and technology. These personnel include:

- the electrical, mechanical and computer scientists, engineers and programmers that are necessary to continue the development of our SFD technology, including data acquisition and data processing functions, and

- the geologists, geophysicists, geotechnicians, pilots and other operational support personnel that are necessary to collect and interpret SFD data and evaluate oil & gas exploration opportunities identified using our SFD technology.

In order to attract and retain qualified executives and key professionals, NXT's executive and professional compensation program is designed to meet the following objectives:

- to reward individual results and to induce loyalty in the short and intermediate term by recognizing performance through base salary and, once we have revenues, annual bonuses; and

- for the longer term, to reward individual results, induce long-term loyalty, and link the interests of these executives and key professionals with the interests of our shareholders by encouraging stock ownership in NXT through the grant of options tied to continued employment.

The initial amount of monthly base salary paid to executive officers and key professionals is the amount, as determined by the compensation committee as necessary to attract and retain executives with the requisite superior abilities to both perform their executive and professional functions and, given the developing nature of our business and our desire to maintain a lean staffing profile, to provide cross-support for our other executives and professionals.

The determination of which executive officers and key professionals should receive a bonus and/or grant of stock options, and what the amount of the bonus and/or terms of the grant of stock options should be, is based upon a subjective analysis of the executive's or key professional's level of responsibility, performance of duties, and contribution toward NXT's success, and takes into consideration other types and amounts of performance based compensation paid to them. All stock options granted to date are subject to vesting conditions based on continued employment, which the compensation committee believes creates a more productive workforce by meeting the following objectives:

- acting as an inducement for long-term employment with NXT, thereby lending stability to our employee base and preserving the confidentiality of our proprietary information and systems; and

- encouraging longer-term productivity by our employees as they see their efforts translate into greater share value.

Our practice in determining compensation for executive officers is for our management and compensation committee to consult each other and outside sources, if required. Once a equitable compensation package is determined, our compensation committee approves it. With respect to employees other than executive officers, compensation is ordinarily determined based upon the recommendation of management subject, where appropriate, to consultation with our compensation committee and/or board of directors.

Compensation for Chief Executive Officer

Mr. George Liszicasz, our Chief Executive Officer, is entitled to the following compensation under his five-year employment agreement with NXT entered into on December 1, 2002:

- a current monthly base salary of Cdn $21,000, which Mr. Liszicasz has reduced to Cdn $10,500, subject to additional annual increases as determined by our board of directors, but at least 5% on each anniversary date of the agreement;

- an annual bonus equal to 5% of NXT's "net income after taxes" in the event NXT earns more than $5 million in net income after taxes in any fiscal year; and

- an annual performance bonus, as determined in the sole discretion of our board of directors.

This compensation arrangement was predicated on Mr. Liszicasz's unique and critical role in starting and developing NXT. Specifically, Mr. Liszicasz founded and assisted in capitalizing NXT, and is also the inventor of our SFD technology as well as the developer of the methodologies used to interpret SFD data. The services of Mr. Liszicasz was critical to NXT's development during our development stage, and the loss of his service during that stage would have been critical for NXT at that time.

We believe Mr. Liszicasz's annual base salary to be considerably lower than the amount Mr. Liszicasz should receive based upon his current role in the development of our company, technology and business, and believe the net income override remains a reasonable element of his compensation package. In addition, Mr. Liszicasz reduced his monthly salary to Cdn $10,500.

Section 162(m) of the Internal Revenue Code

The compensation committee has not formulated a policy in qualifying compensation paid to executive officers for deductibility under Section 162(m) of the Internal Revenue Code, and does not foresee the necessity of doing so for at least the upcoming year. Should limitations on the deductibility of compensation become a material issue, the compensation committee will, at such time, determine whether such a policy should be implemented, either in general or with respect to specific executives.

The Compensation Committee
Donald Foulkes	Dennis R. Hunter
Douglas Rowe

Report Of Audit Committee On Audit And Independent Auditors

The following is the report from the current audit committee of our board of directors, which is comprised of Messrs. Foulkes and Van Caneghan. Messrs. Foulkes and Van Caneghan were appointed to the committee on July 9, 2002. From May 9, 2002 to July 9, 2002, the audit committee had no members due to changes in our board of directors. During this period, the board of directors took on the role and responsibilities of the audit committee. The audit committee reviews and discusses our financial statements with our management and auditors, and makes recommendations with respect to the inclusion of those financial statements in our annual report on form 10-K, and recommends to our board of directors the engagement of our independent auditors. For information concerning the independence of the members of the audit committee, see that section of this proxy statement captioned "Standing Board Committees."

Audit Committee Report

The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2002.

Each of the members of the Audit Committee qualifies as an "independent" director under the current listing standards of the National Association of Securities Dealers. The Audit Committee acts pursuant to a written charter that is reviewed annually and was last updated in November 2002 in response to the enactment of the Sarbanes-Oxley Act. A copy of the Audit Committee Charter is attached to this proxy statement as Appendix I. The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2002 with management and has discussed with Deloitte & Touche LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) relating to the conduct of the audit. The Audit Committee has also received written disclosures and a letter from Deloitte & Touche LLP regarding its independence from the Company as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Deloitte & Touche LLP the independence of that firm. In addition, the Audit Committee has reviewed the professional fees billed by Deloitte & Touche LLP for the 2002 fiscal year and has determined that all fees incurred for services other than audits or reviews are compatible with Deloitte & Touche maintaining its independence.

Based upon the above referenced materials and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included our Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

The Audit Committee
Donald Foulkes	Robert Van Caneghan

Transactions With Our Management And Principal Shareholders

Summarized below are certain transactions and business relationships between NXT and persons who are or were our executive officers, directors or holders of more than five percent of any class of our securities since January 1, 1999:

a) On May 15,1999, we sold 190,066 and 66,667 common shares to Mr. Dennis R. Hunter and SFD Investment II, LLC, respectively, for gross proceeds of $2,850,990 and $1,000,005, respectively. These sales were effectuated as part of a $6,000,000 private placement of 400,000 common shares at a price of $15 per share. Mr. Hunter has been one of our directors since September 1998, while SFD Investment II, LLC, is an affiliate, through Stephens Group, of SFD Investment LLC, which holds all series 'A' preferred shares outstanding.

b) On February 9, 2000, we loaned the sum of CDN $250,000 to Mr. George Liszicasz, our Chief Executive Officer and a director and principal shareholder of our company. The principal amount of this loan, which was extended pursuant to an unsecured promissory note providing for interest at the rate of 51/2% per annum, was repaid by Mr. Liszicasz in full on April 14, 2000.

c) On December 31, 2000, we amended our license agreement with Momentum Resources relating to the use, possession and control of our Stress Field Detector or SFD technology. Momentum Resources is a Bahamas corporation which is indirectly owned and controlled by Messrs. George Liszicasz and R. Dirk Stinson, who are also parties to the license. Mr. Liszicasz, who is the inventor of the SFD technology, is also our largest shareholder and the Chief Executive Officer, Chairman of the Board and a director of our company. Mr. Stinson is a past director and officer.

Previously, Momentum Resources retained legal possession and control of the Stress Field Detector units while SFD data was collected and remitted to us for our exclusive worldwide use for hydrocarbon identification and exploration purposes. Under the new agreement, we acquired the full and exclusive right to use, possess and control all existing Stress Field Detector units for hydrocarbon identification and exploration purposes, as well as the right to exclusively conduct and control all SFD data collection activities, thereby eliminating the control and participation of Momentum Resources with respect to any of these activities.

The amendment also formally documented our research and development practice with Momentum Resources. Under this practice, we would continue research and development activities to design, fabricate and assemble improved Stress Field Detector units while acquiring the exclusive right to use, possess and control these units, and would continue to charge Momentum Resources for these costs in the form of an offset against any royalties payable to Momentum Resources under the license agreement.

The new license agreement also contained several revisions relating to termination and amendment, including the deletion of a provision which would terminate the license should there be a change of control of NXT, and the addition of provisions requiring the approval of a majority of non-Momentum Resources related directors and, in certain cases, non-Momentum Resources related shareholders, to amend or terminate the license. All other terms of the license, including compensation payable to Momentum Resources, remained unchanged.

d) Mr. Lorne W. Carson, who resigned as a director in May 2002, is a partner of Bennett Jones LLP, a law firm located in Calgary, Alberta, Canada, which received compensation for the provision of legal services in the amount of $46,958, $22,652, $8,061 and $50,896 during our 2002, 2001, 2000 and 1999 years, respectively.

Stock Performance Graph

Set forth below is a line graph which compares the percentage change in the cumulative total shareholder return of our common stock against the cumulative total shareholder return of the following indexes selected by NXT:

- The Standard & Poor's SmallCap 600 Index, which covers a broad cross-section of public companies with relatively smaller market capitalizations listed on the New York Stock Exchange, American Stock Exchange and Nasdaq Market;

- The Energy Sector of the Standard & Poor's SmallCap 600 Index, which is comprised of public companies who are principally engaged in oil & gas exploration and production. This sector of the Index is comprised of companies such as Cabot Oil & Gas Corporation, Cimarex Energy Co., Newfield Exploration Company, Nuevo Energy Company, Patina Oil & Gas Corp., Plains Resources Inc., Prima Energy, Remington Oil & Gas Corporation; St. Mary Land & Exploration Company, Stone Energy Corporation, Swift Energy Company, Tom Brown, Inc. and Vintage Petroleum, Inc.

The graph assumes an initial investment of $100 in our common stock and each of the indexes on January 24, 1996, the effective date of commencement of trading following the reverse acquisition by which NXT acquired our current business, and further assumes reinvestment of any dividends. You should note the comparative indexes are comprised of companies with established operating histories and, in most cases, significantly larger resources and market capitalizations than NXT.

Embedded in the printed version of this proxy statement is a Stock Performance Graph representing the information in the table below.
INDEX	Jan. 26 1996	Dec. 31 1996	Dec. 31 1997	Dec. 31 1998	Dec. 31 1999	Dec. 31 2000	Dec. 31 2001	Dec. 31 2002
Energy Exploration Technologies	100	165	395	759	1009	240	40	4
S&P SmallCap 600 Index	100	123	154	150	168	186	179	151
S&P SmallCap 600 Index/Energy Sector	100	158	167	90	111	164	173	169

The historical stock performance depicted on the graph is not necessarily indicative of future performance. NXT will not make or endorse any predictions as to future stock performance or dividends. The foregoing price performance comparisons shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, except to the extent that NXT specifically incorporates this graph by reference, and shall not otherwise be deemed filed under those acts.

Compliance With Section 16(a) Of The Securities And Exchange Act

The following represents each person who did not file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent year:
Name	Reporting Person	Form 3/# of transactions	Form 4/# of transactions	Form5/# of transactions
Douglas Rowe	Director	Late/1	Late/1	N/A
Donald Foulkes	Director	Late/1	N/A	N/A
Robert Van Caneghan	Director	Late/1	N/A	N/A
Scott Schrammar	Corporate Secretary	Late/1	N/A	N/A

By Order of the Board of Directors
/s/ George Liszicasz George Liszicasz Chief Executive Officer
Calgary, Alberta, Canada April 30, 2003

Appendix I

Energy Exploration Technologies

AUDIT COMMITTEE CHARTER

(Amended as of November 12, 2002)

 ____________________________________________________________________________________________________________________________________

Membership

The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Energy Exploration Technologies, Inc. ("NXT") shall consist of two or more directors whom in the judgment of the Board shall to the extent practicable:

- be independent, and not an "affiliated" person of NXT or any of its subsidiaries as this term is defined by the United States Securities and Exchange Commission (the "SEC");

- have the ability to read and understand NXT's basic financial statements or shall at the time of appointment undertake training for that purpose; and

- one of whom shall be a "financial expert" as this term is defined by the SEC.

The Committee shall:

- provide an avenue of communication among the independent auditors, management and the Board;

- have the authority to conduct any investigation appropriate to fulfilling its responsibilities, and have direct access to the independent auditors as well as anyone in the organization.

- have the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties;

- shall designate a Chair by majority vote of the Committee membership;

- review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant;

- pre-approve all auditing services and all permitted non-audit services provided by the independent auditor;

- approve the fees and other significant compensation to be paid to the independent auditors;

- review with the independent auditor, the scope of the prospective audit, the estimated fees and such other matters pertaining to such audit as the Committee my deem appropriate, and receive copies of the annual comments from the independent auditors on accounting procedures and systems of control and review with them any questions, comments or suggestions they may have relating to the internal controls, account practices or procedures of NXT or it's subsidiaries;

- on an annual basis, review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence and receive from the independent auditors the report required by Independence Standards Board Standard No. 1 as in effect at the time and discuss it with the outside auditors;

- review the current and future programs of NXT's internal audit personnel, including the procedure for assuring implementation of accepted recommendations made by the auditors; receive summaries of all audit reports issued by the internal audit personnel; and review the significant matters contained in such reports;

- make or cause to be made, from time to time, such other examinations or reviews as the Committee may deem advisable with respect to the adequacy of the systems of internal controls and accounting practices of NXT and its subsidiaries;

- review with management and the independent auditors, the annual and quarterly financial statements of NXT and any material changes in accounting principles or practices used in preparing the statements prior to the filing of a report on Form 10-K or 10-Q with the SEC; such review to include the items required by SAS 71 as in effect at that time in the case of the quarterly statements;

- review and assess the adequacy of this Charter at least annually and, if amended, submit the revised Charter to the Board of Directors for approval;

- review financial and accounting personnel succession planning within NXT;

- annually review policies and procedures as well as audit results associated with directors' and officers expense accounts and prerequisites;

- annually review a summary of director and officers' related party transactions and potential conflicts of interest;

- review the status of compliance with laws, regulations, and internal procedures, contingent liabilities and risks that may be material to NXT, the scope and status of systems designed to assure company compliance with laws, regulations and internal parties as determined by the Committee on such matters, as well as major legislative and regulatory developments which could materially impact NXT's contingent liabilities and risks; and

- periodically perform a self-assessment of Audit Committee performance.

Meetings

The Committee shall meet at least four times annually, or more frequently as circumstances dictate.

The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting.

The Committee should meet privately in executive session at least annually with management and the independent auditors, and as a Committee, to discuss any matters that the Committee or either of these groups believe should be discussed.

Report

The Committee shall maintain minutes of meetings and periodically report to the Board of Directors on significant results of the forgoing activities.

The Committee shall prepare a report each year concerning its compliance with this charter for inclusion in NXT's proxy statement relating to the election of directors.

_______________________________________________________________________________________________________________________________________

Approved and adopted by Audit Committee on November 12, 2002.

Ratified by the Board of Directors on November 12, 2002.